DARA BiOSciences™

DARA BiOSciences™ Advancing Medical Discoveries

1 Investor Presentation 2Q08 Filed Pursuant to Rule 433 Registration No. 333-150150 May 19, 2008

Registration Statement; SEC
Filings
Registration Statement; SEC
Filings
The issuer has filed a registration statement (including a prospectus)
with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The issuer, any underwriter or any dealer
participating in the offering will arrange to send you the prospectus if you request it by calling (919) 872-5578. Alternatively, you may access these documents through the “Investor Relations” section of the issuer’s website at www.darabio.com.

Forward-Looking Statements
Forward-Looking Statements
CERTAIN STATEMENTS IN THIS DOCUMENT, INCLUDING BUT NOT LIMITED TO STATEMENTS,
ESTIMATES, ASSUMPTIONS AND PROJECTIONS OF FUTURE TRENDS AND OF OUR ANTICIPATED
FUTURE PERFORMANCE, CONSTITUTE “FORWARD-LOOKING STATEMENTS.” SUCH FORWARD
LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER
IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS OF OUR COMPANY, OR INDUSTRY RESULTS, TO DIFFER MATERIALLY FROM ANY
FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENT IMPLIED BY SUCH FORWARD-LOOKING
STATEMENTS.
STATEMENTS IN THIS DOCUMENT THAT ARE FORWARD-LOOKING AND INVOLVE NUMEROUS RISKS
AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM
EXPECTED RESULTS ARE BASED ON OUR CURRENT BELIEFS AND ASSUMPTIONS REGARDING A
LARGE NUMBER OF FACTORS AFFECTING OUR BUSINESS.  ACTUAL RESULTS MAY DIFFER
MATERIALLY FROM EXPECTED RESULTS. THERE CAN BE NO ASSURANCE THAT (i) WE CORRECTLY
MEASURED OR IDENTIFIED ALL OF THE FACTORS AND ASSUMPTIONS AFFECTING OUR BUSINESS
OR THE EXTENT OF THEIR LIKELY IMPACT, (ii) THE PUBLICLY AVAILABLE INFORMATION WITH
RESPECT TO THESE FACTORS ON WHICH OUR ANALYSIS IS BASED IS COMPLETE OR ACCURATE,
(iii) OUR ANALYSIS IS CORRECT, OR (iv) OUR STRATEGY, WHICH IS BASED IN PART ON THIS
ANALYSIS, WILL BE SUCCESSFUL.
IN THIS DOCUMENT, WE REFER TO INFORMATION REGARDING POTENTIAL MARKETS FOR OUR
DRUG CANDIDATES AND OTHER INDUSTRY DATA. WE BELIEVE THAT ALL SUCH INFORMATION HAS
BEEN OBTAINED FROM RELIABLE SOURCES THAT ARE CUSTOMARILY RELIED UPON BY
COMPANIES IN OUR INDUSTRY. HOWEVER, WE HAVE NOT INDEPENDENTLY VERIFIED ANY SUCH
INFORMATION.

History History
History
Founded by Steve Gorlin in 2002
Funded with $24 million in private equity from
three financing rounds between 2003-2006
Completed reverse-merger with Point
Therapeutics on 2/12/08 and now trades as
DARA BioSciences (NasdaqCM: DARA)
$30 million shelf went effective on 4/18/08 with
no review

The Company
The Company
Five drug development programs targeting multi-
billion dollar market opportunities
Product focused with strong patent protection
Highly efficient and flexible development capabilities
Working in lowest cost, highest return stages of drug development
In-house core of senior development specialists, leveraging broad network of CROs and consultants
Proven leadership team
Over 170 years of aggregate drug development experience
Over 170 years of aggregate drug development experience

DARA BiOSciences™

DARA BiOSciences™
Advancing Medical Discoveries

Steve Gorlin
Founder and Co-
Chairman of the Board
Nationally featured in renowned publications, such as The Wall Street Journal and
Fortune Magazine, as an authority in the healthcare industry
Founder of several highly successful biotechnology and pharmaceutical companies including Medicis Pharmaceutical Corporation, Medivation, Inc., Theragenics
Corporation, MiMedx Group Inc., Hycor Biomedical, Inc., CytRx Corporation,
EntreMed, Inc., and Surgi-Vision, Inc.
Thomas W. D’Alonzo
Co-Chairman of the Board
CEO & Director of MiMedx Group, Inc.
Director of Salix Pharmaceuticals, Inc., BioDelivery Sciences Inc., Amarillo
BioSciences, Inc., and Plexigen, Inc.
Former President and COO of PPD, Inc.,
Former President and CEO of GENVEC, Inc.
Former President of Glaxo, Inc. (currently GlaxoSmithKline)
John Didsbury, Ph.D.
President, Chief Operating
Officer and Chief Scientific
Officer
Former Head of Strategy and Operations for GlaxoSmithKline Metabolic Diseases
Former CEO and CSO of Nuada Pharmaceuticals, Inc.
Former Assistant Professor, Dept. of Medicine, Duke University Medical Center
Former Scientist at Genentech, Inc.
John C. Thomas, Jr.
Chief Financial Officer and
Secretary
CFO of Surgi-Vision, Inc. and  CorMatrix Cardiovascular
CFO of MiMedx Inc
Former CFO of EntreMed, Inc.
Former CFO of Medicis Pharmaceutical Corporation
Former CFO of Biopool International, Inc. (formerly CytRx Biopool, Ltd.)
Former CFO of CytRx Corporation

DARA BiOSciences™

		• • • • •
		• • • • •
		• •
		• • •

DARA BiOSciences™

Advancing Medical Discoveries

David J. Drutz, M.D. Board Director
Chairman, Tranzyme, Inc. and Tranzyme Pharma Inc.
Director, MethylGene Inc. (TSX:MYG)
Former VP, Clinical Development; Daiichi Pharmaceutical Corporation
Former VP, Biological Sciences and VP, Clinical Investigation, Smith Kline & French
Laboratories
Former President, CEO & Director, Sennes Drug Innovations, Inc. and Inspire
Pharmaceuticals, Inc (NASDAQ: ISPH)
Haywood Cochrane, Jr. Board Director
Former Senior Vice President and Chief Operating Officer of Roche Biomedical
Laboratories
Former President and Chief Executive Officer of Allied Clinical Laboratories
Former Executive Vice President and Chief Financial Officer of Laboratory
Corporation of America
Vice Chairman and a Director of I-Trax, Inc. (AMEX: DMX)
Past and present member of 9 public company boards
Kurt M. Eichler Board Director
Executive Vice President of LCOR, a real estate investment and development company, in charge of operations in the metropolitan New York region
Formerly with Merrill Lynch and Hubbard Real Estate Debt and Equity Finance Group
Stuart C. McWhorter Board Director
Founder Clayton Associates, LLC
Founder and Vice President of Acquisitions for OrthoLink Physicians Corp
Board of Directors of Censis Technologies, Inc., HCCA International, Alveolus, Inc., Attentus
Healthcare Company, SpineMedica, Inc., Discovery Life Sciences, L.P., Tenvera, Inc. and
Haven Behavioral Healthcare, Inc.

Discovery
Research
Pre-Clinical IND Phase I Phase II Phase III
DARA
FOCUS
DARA
FOCUS
Corporate Strategy
Corporate Strategy
HIGHEST
RISK
HIGHEST
$$$
Marketing
Approval
Drug
Discovery
Produce a revenue stream derived from the licensing and/or
sale of drug candidates to large pharmaceutical companies
Acquisition, Development and Sale

(Billions)

DARA BiOSciences™
Advancing Medical Discoveries

$45
$30
$15
0
More Is Less*
New drug approvals by the FDA are on the decline as
pharmaceutical companies spend more on R&D
60
40
20
0
1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006
Grim Pipeline Prognosis for
Pharmaceutical Industry
Grim Pipeline Prognosis for
Grim Pipeline Prognosis for
Pharmaceutical Industry
Pharmaceutical Industry
Conventional
Conventional
pharmaceutical
pharmaceutical
development model is
development model is
not producing enough
not producing enough
new drugs to sustain
new drugs to sustain
growth rates
growth rates
New Small Molecule Drug
Approvals (right axis)
R&D Spending (left axis)
*SOURCE: PhRMA (R&D spending) and FDA (approvals)

US $(Millions)

DARA BiOSciences™ Advancing Medical Discoveries

Earlier Phase Deals
Yielding Higher Value Terms
Earlier Phase Deals
Earlier Phase Deals
Yielding Higher Value Terms
Yielding Higher Value Terms
Value of Phase I
Value of Phase I
and II development
and II development
deals have
deals have
increased by 75%
increased by 75%
Phase I Phase II Phase III
400
350
300
250
200
150
100
50
0
Change in Cost of Deal Terms
by Clinical Phase of Asset*
2003
2006
160
280
*SOURCE: Jones, A. Minimizing Leakage of Value from R&D Alliances. Nature Reviews Drug Discovery. 2007, 6:711-719.
171
300
190
365

Pipeline Portfolio Strategy Pipeline Portfolio Strategy
Pipeline Portfolio Strategy
Maintain a rolling pipeline of 4-6 drug programs
Constant scanning for new drug program acquisitions
Cut programs quickly as adverse results occur to focus
resources on greater value opportunities
Balanced risk approach to pipeline creation with
multiple drug development programs
Diversified and opportunistic approach as opposed
to a therapeutic or mechanistic focus
Develop drug candidates with both proven and
innovative mechanisms of action
Exploit current library of Bayer compounds for
other potential indications

δ/γ

γ/α/δ

DARA BiOSciences™

Advancing Medical Discoveries

Current Pipeline
Current Pipeline
Compound/
Program
Indication(s) Mechanism
of Action
Stage Source
KRN5500 Neuropathic Pain Inhibits EPSPs Phase II Kirin/MGH
DB959 Type 2 Diabetes
PPAR Agonist
Preclinical
IND 4Q08
Bayer
DB160 Type 2 Diabetes DPP-IV Inhibitor
Preclinical
IND 1Q09
Nuada
DB900
Type 2 Diabetes
& Dyslipidemia
PPAR Agonist
Preclinical
IND 3Q09
Bayer
DB200 Psoriasis CPT-1 Inhibitor
Preclinical
IND 4Q09 DARA

µ

DARA BiOSciences™

Advancing Medical Discoveries

Neuropathic Pain: KRN5500
Neuropathic Pain: KRN5500
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
Active component of KRN5500 has been shown to
Active component of KRN5500 has been shown to
inhibit nerve cell pain signals
inhibit nerve cell pain signals
Inhibits EPSPs similar to a
Inhibits EPSPs similar to a
-opioid agonist and
-opioid agonist and
Neurontin
Neurontin
Unsatisfied market –
Unsatisfied market –
no effective therapies for CIPN
no effective therapies for CIPN
*SOURCE: DataMonitor and Company calculations
Market Potential:
Chemotherapy-induced neuropathy (CIPN)
= ~$1.6 billion in 2014*

CIPN: An Unexploited Market
Opportunity for KRN5500
CIPN: An Unexploited Market
Opportunity for KRN5500
Inadequate current therapies
Inadequate current therapies
No marketed medicines are approved for use in treating CIPN
No marketed medicines are approved for use in treating CIPN
Variable and minimal benefits with gabapentin, opioids,
Variable and minimal benefits with gabapentin, opioids,
tricyclic anti-depressants and anti-convulsants
tricyclic anti-depressants and anti-convulsants
Low potential competition
Low potential competition
Cesamet (synthetic cannabinoid) in clinical testing
Cesamet (synthetic cannabinoid) in clinical testing
Venlafaxine (SNRI anti-depressant) in clinical testing
Venlafaxine (SNRI anti-depressant) in clinical testing

KRN5500 Phase 2 Trials
KRN5500 Phase 2 Trials
Current Phase 2a trial:
Assess the safety and alleviation of neuropathic pain in terminally-
ill cancer patients
Randomized, double-blind, placebo controlled study in 18 patients over 14-week duration
Study completion expected in 4Q08
Next Phase 2 trial:
Commence open label study in 3Q08
Single dose study in 30-40 patients
4-week treatment period, patient option for an additional 4 weeks
Study completion expected in 4Q09

δ/γ

DARA BiOSciences™

Advancing Medical Discoveries

Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
Activates genes involved in metabolism of sugars and
fats, improving the body’s ability to regulate blood sugar
Raises good HDL cholesterol and lowers triglycerides
Type 2 Diabetes: DB959 (PPAR Agonist)
(delta/gamma)
Type 2 Diabetes: DB959 (PPAR Agonist)
(delta/gamma)
*SOURCE: DataMonitor and Company calculations
Market Potential:
PPAR agonist segment of Type 2 Diabetes market
= ~$5.4 billion in 2010*

Avandia
®
Dose Cardiac Effect
@ 3 times human exposure*
@ 42 times human exposure*
Non-Clinical Studies Suggest Greater
Cardiac Safety than Avandia
®
Non-Clinical Studies Suggest Greater
Cardiac Safety than Avandia
®
DB 959: Toxicology study on 4 dogs (2M and 2F), results on day 28
** Based on human efficacy AUC of 0.41 mg*h/l
Avandia: Toxicology study on 8 dogs (4M and 4F), results on day 24
* Based on AUC of 3 mg*h/l at 8mg/day dose
DB959 Dose Cardiac Effect
@ 19 times human exposure**
@ 40 times human exposure**

N
N
O
S
O
N
O
CO_2H
CO_2H
N
O
S
O
N
O
.HCl

→

DARA BiOSciences™
Advancing Medical Discoveries

DB959 is not like Avandia
®
and Actos
®
DB959 is not like Avandia
®
and Actos
®
Different structure -
Different structure -
different activities (DB959 is not a TZD)
different activities (DB959 is not a TZD)
Treating
Treating
diabetes
diabetes
in
in
ways
ways
that
that
Avandia
Avandia
® ®
and
and
Actos
Actos
® ®
potentially
potentially
can’t
can’t (correcting
(correcting
altered
altered
blood
blood
lipids
lipids
CV
CV
Disease)
Disease)
Avandia
® ®
DB959
Actos
® ®
Structure not shown - confidential

DB959 Non-Clinical Activity
DB959 Non-Clinical Activity
Potentially leading
Potentially leading
successor
successor
to
to
Avandia
Avandia
® ®
and
and
Actos
Actos
® ®
(whose combined 2006 sales were > $5.6 billion). The
(whose combined 2006 sales were > $5.6 billion). The
Company believes the following based on non-clinical
Company believes the following based on non-clinical
data:
data:
Glucose control equal to or better than Avandia
Lowers Triglycerides better than Avandia
Increases good HDL cholesterol better than Avandia
Improves HDL: LDL ratio better than Avandia
Significantly less weight gain than Avandia (p<0.05)
Better cardiovascular safety potential than Avandia
Potentially the first anti-diabetic medicine to treat
dyslipidemia and hyperglycemia

γ/α/δ

γ

DARA BiOSciences™

Advancing Medical Discoveries

Drug Stage Drug Companies Deal Size Date
Pre-Clinical
PPAR
Agonist
(PLX-104)
Plexxikon  / Wyeth
$372MM +
Royalties
10/28/04
Phase 1 &
Phase 2
PPAR
Modulators
Metabolex / JNJ
$508MM +
Royalties
6/26/06
PPAR Agonist: Early Lucrative Exits
PPAR Agonist: Early Lucrative Exits

Di-peptidyl peptidase-IV (DPP-IV) is an enzyme that
inactivates a key hormone involved in promoting control
of blood sugar levels
Inactivation of DPP-IV thus causes an increase in the
body’s levels of this hormone, giving diabetics better
control of their blood sugar levels
Januvia (first and only approved DPP-IV inhibitor in the
U.S.) recorded sales of $750+ million in first full year (2007)
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
Market Potential:
DPP-IV inhibitor segment of Type 2 Diabetes market
= ~$5.1 billion in 2016*
*SOURCE: DataMonitor and Company calculations
Type 2 Diabetes: DB160 (DPP-IV Inhibitor)
Type 2 Diabetes: DB160 (DPP-IV Inhibitor)

DPPIV Activity (mU/ml)
14.0
13.0
12.0
11.0
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
1.0
0
0.5
1
2
4
8
12
16
24
Time (hours)
1
2
3
4
DB160 1 mg/kg PO
DB160 3 mg/kg PO
DB160 10 mg/kg PO
DB160 30 mg/kg PO

DARA BiOSciences™
Advancing Medical Discoveries

Desired DPP-IV target product profile:
1. Taken orally, once a day
2. Inhibiting DPP-IV for optimal blood sugar control
3. >70% inhibition through 12 hours at 10 mg/kg
4. Maximize safety potential by minimizing inhibition overnight
Inhibition of DPP-IV Activity in Dogs with a Single Dose
DB160 Activity

Drug Stage Drug Companies Deal Size Date
Phase 1b
(Completed)
DPP-IV Inhibitor
ALS-2-0426
Alantos / Amgen
$300MM
Acquisition
6/07/07
Phase 2
DPP-IV Inhibitor
GRC-8200
Glenmark / Merck KgaA
$304MM +
Royalties
10/17/06
DPP-IV Inhibitor: Early Lucrative Exits
DPP-IV Inhibitor: Early Lucrative Exits

γ α δ

DARA BiOSciences™
Advancing Medical Discoveries

Activates genes involved in metabolism of sugars and
fats, improving the body’s ability to regulate blood sugar
Raises good HDL cholesterol, potentially lowers bad LDL
cholesterol and lowers triglycerides
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
Type 2 Diabetes: DB900 (PPAR
/ /
Agonists)
(gamma/alpha/delta)
Type 2 Diabetes: DB900 (PPAR
/ /
Agonists)
(gamma/alpha/delta)
*SOURCE: DataMonitor and Company calculations
Market Potential:
PPAR agonist segment of Type 2 Diabetes market
= $5.4 billion in 2010*

γ α δ

↓ ↑ ↓

DARA BiOSciences™

Advancing Medical Discoveries

DB900 (PPAR / / Agonists)
DB900 (PPAR / / Agonists)
Strong follow-up molecules to DB959
Strong follow-up molecules to DB959
Potentially safer than Avandia
Potentially safer than Avandia
® ®
and Actos
and Actos
® ®
Potential to have greater efficacy than DB959 on
Potential to have greater efficacy than DB959 on
dyslipidemia
dyslipidemia
in
in
diabetics
diabetics
(>TG ,
(>TG ,
HDL ,
HDL ,
LDL )
LDL )
Potential to deliver weight loss
Potential to deliver weight loss
Potential utility in other diseases (e.g. psoriasis,
Potential utility in other diseases (e.g. psoriasis,
Alzheimer’s disease)
Alzheimer’s disease)

√	√	√	√
	√	√	√	√
	√	√		
		√		
	√	√		
		√		

DARA BiOSciences™

Advancing Medical Discoveries

DB959 and DB900
vs. Avandia and Actos
DB959 and DB900
vs. Avandia and Actos
DB959 DB900 Avandia Actos
Glucose Control
Increase HDL
Lower Triglycerides
Lower LDL
Lower Total Cholesterol
Weight Control

Psoriasis: DB200 (Topical)
Psoriasis: DB200 (Topical)
Potentially inhibits the proliferation of skin cells by
cutting off their energy source - resulting in less
flaking of the skin and restoration of normal skin tone
Potentially inhibits inflammation - resulting in
decreased reddening of the skin and pustule
formation
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
*SOURCE: DataMonitor and Company calculations
Market Potential:
Topical agent segment of Psoriasis market
= ~$3.6 billion in 2014*

The Promise of DB200 for Psoriasis
The Promise of DB200 for Psoriasis
No other drug in its class for the treatment of
No other drug in its class for the treatment of
psoriasis
psoriasis
New topical therapies in development mainly address
New topical therapies in development mainly address
inflammation (e.g. PMX-53, PTH1-34, AN-2728)
inflammation (e.g. PMX-53, PTH1-34, AN-2728)
DB200 reduces both inflammation and skin cell growth
DB200 reduces both inflammation and skin cell growth
Potentially a once a day topical therapy (>76% of
Potentially a once a day topical therapy (>76% of
treated patients are on a topical therapy)
treated patients are on a topical therapy)
Potentially safer and more effective and than
Potentially safer and more effective and than
steroids
steroids
Potentially can be added in combination with other
Potentially can be added in combination with other
psoriasis  therapies
psoriasis  therapies

Current Pipeline
Current Pipeline
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
KRN5500
Neuropathic
Pain
DB160
Type 2
Diabetes
DB959
Type 2
Diabetes
DB900
Type 2
Diabetes
DB200
Psoriasis
First in Class – No Competition for Drugs of its Type
High Competition – Desirable Product Profile
Leader in its Class – No Competition in the Clinic
Low Competition – Only 1 Competitor in the Clinic
First in Class – No Competition for Drugs of its Type
Drug Indication

Projected Future Key Milestones
Projected Future Key Milestones
3Q08 4Q08 2Q09 3Q09
4Q09
IND
Submission
DB959
IND
Submission
DB160
KRN5500
Initial
Phase 2a Trial
complete
IND
Submission
DB900
Phase 1
Completion
DB959
Phase 1
Completion
DB160
KRN5500
Second
Phase 2a Trial
initiation
IND
Submission
DB200
KRN5500
Second
Phase 2a Trial
complete
1Q09

Financial Snapshot at 3/31/08
Financial Snapshot at 3/31/08
Cash
$6.8 million
$6.8 million
1Q08 Net Loss
($2.4) million
($2.4) million
Shares Outstanding
27.2 million
27.2 million
Options & Warrants Outstanding
3.5 million
3.5 million
Insider Ownership
16.0%
16.0%
Share Price Range (30-Day)*
$2.10-$3.20
$2.10-$3.20
Market Capitalization**
$64 million
$64 million
*Range of closing prices from 4/1/08 – 4/30/08
**Based on 10-day VWAP of $2.23 as of 4/30/08

DARA – Potential for Value Creation DARA –
DARA –
Potential for Value Creation
Potential for Value Creation
Key Assets:
5 therapeutic compounds with strong IP addressing large markets
Surgi-Vision:
Privately held company targeting Deep Brain
Stimulation (DBS), with a strategic relationship with Advanced
Bionics, a subsidiary of Boston Scientific.  DARA owns 9.7%.
MiMed
X
(MDXG.OB):
Development stage company, focusing on
products primarily used by musculoskeletal specialists in surgical and non-surgical therapy.  DARA owns ~ 400,000 shares.
*   In April 2005 DARA’s shareholders received over 2.0 MM shares of
Medivation (Nasdaq:MDVN)

Summary
Summary
Clearly defined business strategy addressing large pharma
pipeline gaps
Diverse portfolio of programs targeting multi-billion dollar market segments
Limited reliance on a single drug candidate or therapeutic category
Pursuing both proven and innovative mechanisms
Lower risk / lower cost approach
Working in the lowest risk stages of drug development
No discovery research (high risk) or Phase III clinical trials (high cost)
Efficient and flexible organizational structure
Strong Management & Board with a proven track record

34 Investor Presentation 2Q08